EXECUTION VERSION

GUARANTY AGREEMENT

COACH, INC.,

as Guarantor

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Guaranty”) is made as of April 10, 2013, by Coach, Inc., a Maryland corporation, having an office at 516 West 34th Street, New York, New York 10001 (“Guarantor”), to and for the benefit of PODIUM FUND TOWER C SPV LLC, a Delaware limited liability company (the “Fund Member”), having an office at c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 and ERY DEVELOPER LLC, a Delaware limited liability company (“Developer”), having an office at c/o The Related Companies, L.P., 60 Columbus Circle, New York, New York 10023 (the Fund Member and Developer are each, individually, a “Developer Party” and collectively, the “Developer Parties”).

WITNESSETH:

WHEREAS, ERY Tenant LLC, a Delaware limited liability company (“Master Tenant”), as ground lessee, entered into that certain Agreement of Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of the date hereof (the “Master Ground Lease”), with the Metropolitan Transportation Authority, a body corporate and politic constituting a public benefit corporation of the State of New York (the “MTA”), as ground lessor, pursuant to which Master Tenant ground leased from the MTA, for a ninety-nine (99) year term, certain airspace above and terra firma within the Eastern Rail Yard Section (the “ERY”) of the John D. Caemmerer West Side Yard in the City, County and State of New York as more particularly described in the Master Ground Lease (the “Master Ground Lease Property”);

WHEREAS, Coach Legacy Yards LLC, a Delaware limited liability company (the “Coach Member”), and the Fund Member have entered into that certain Limited Liability Company Agreement of Legacy Yards LLC, a Delaware limited liability company (the “Building C JV”), dated as of the date hereof (as amended from time to time, the “Operating Agreement”);

WHEREAS, the Building C JV is the sole member of and owns 100% of the limited liability company interests in Legacy Yards Mezzanine LLC, a Delaware limited liability company (“Building C Mezzanine Borrower”), which is the sole member of and owns 100% of the limited liability company interests in Legacy Yards Tenant LLC, a Delaware limited liability company (the “Building C Tenant”), pursuant to that certain Limited Liability Company Agreement of Legacy Yards Tenant LLC, dated as of the date hereof;

WHEREAS, the Building C Tenant entered into that certain Agreement of Severed Parcel Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard), dated as of the date hereof (as amended from time to time, the “Building C Lease”), as ground lessee, with the MTA pursuant to which the Building C Tenant leased that certain portion of the ERY located on terra firma on the northwest corner of West 30th Street and 10th Avenue, New York, New York as more particularly described therein (the “Land”);

WHEREAS, the Building C Tenant and Developer have entered into that certain Development Management Agreement, dated as of the date hereof (as amended from time to time, the “Development Management Agreement”), pursuant to which Developer shall, inter alia, develop and construct a commercial building containing office space, a podium with retail space, parking facilities, loading docks and other facilities, and other improvements to be constructed on the Land, as shown on the Plans (collectively, the “Building”);

WHEREAS, the Coach Member and Developer have entered into that certain Development Agreement, dated as of the date hereof (as amended from time to time, the “Development Agreement”), pursuant to which Developer shall perform the Developer Work and Base Building Work; all capitalized terms not otherwise defined herein shall have the respective meanings specified in the Development Agreement;

WHEREAS, as a material inducement to the Fund Member to enter into the Operating Agreement and to Developer to enter into the Development Agreement, Guarantor has agreed to execute and deliver this Guaranty in order to assure the payment and performance of the Guaranteed Obligations; and

WHEREAS, Guarantor owns a direct or indirect interest in the Coach Member and will derive substantial benefits from the execution and delivery by the Fund Member of the Operating Agreement and by Developer of the Development Agreement and the transactions contemplated thereby.

NOW, THEREFORE, in consideration of the promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION 1.        Guaranteed Obligations.

(a)          Subject to and in accordance with the succeeding provisions of this Guaranty (including without limitation Section 1(b)), Guarantor does hereby unconditionally, absolutely and irrevocably, as primary obligor and not merely as surety, guarantee, for the benefit of each of the Developer Parties (each of the following Guaranteed Obligations (as defined below) being a separate and independent obligation):

(i)          the payment in full of: (A) all Coach Total Development Costs and all other sums and charges due to Developer under the Development Agreement (including, without limitation, all sums and charges due to Developer pursuant to Sections 2.04, 2.05, 3.07, 8.04, 10.01, 10.07 and 17.02(a) and Article 12 of the Development Agreement); (B) all sums and charges that are the responsibility of the Coach Member under the Operating Agreement (including, without limitation, all sums and charges due to the Building C JV or the Fund Member pursuant to Sections 3.1, 3.8(f), 3.8(h), 3.8(j) (but not including Section 3.8(j)(iv) for this purpose), 4.2(a), 4.3, 7.8(b), 8.3, 8.4 and 10.2 of the Operating Agreement); and (C) any liquidated damages, penalties, self-help costs and interest charges payable by the Coach Member under the Development and the Operating Agreement (the costs, sums and charges described in clause (A)-(C), collectively, the “Coach Member Costs”; and such payment obligation, the “Coach Member Payment Obligation”);

(ii)         that any and all liens or claims of any Persons furnishing materials, labor or services in connection with the Coach Finish Work (other than any Coach Finish Work performed on behalf of the Coach Member by or on behalf of any Developer Party or any Affiliate of any Developer Party) encumbering or affecting any portion of the Building other than the Coach Areas shall be removed by bonding or otherwise discharged within the time periods provided in the Development Agreement, subject to the rights of the Coach Member, Developer, Building C Tenant, and the Building C Mezzanine Borrower (if any), as applicable, in accordance with the terms and conditions set forth in the Development Agreement and the Loan Documents, to contest any such liens or claims which are otherwise so removed by bonding, except for any liens or claims of Persons furnishing materials, labor or services to or on behalf of the Developer (the “Lien Discharge Obligation”); and

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(iii)        the payment of, or reimbursement to Developer and the Fund Member of, all reasonable costs and expenses incurred by such Developer Party in connection with its enforcement of the Coach Member Payment Obligation and the Lien Discharge Obligation (such costs and expenses, “Enforcement Costs”), where such enforcement is brought either against Guarantor or in a combined action against both Guarantor and the Coach Member and such Developer Party is the substantially prevailing party with respect thereto (the “Enforcement Costs Obligation”).

The obligations set forth in clauses (i) through (iii) above are hereinafter collectively referred to as the “Guaranteed Obligations” (provided, that there shall be no duplication of any such obligation to the extent the same underlying obligation is included in more than one such clause). Notwithstanding anything to the contrary contained in the Operating Agreement or this Guaranty, there shall be no limitation on the liability of Guarantor hereunder with respect to the any liability of the Coach Member pursuant to Section 8.4 of the Operating Agreement.

(b)          Subject to the provisions of Section 1(c), if at any time, whether or not a default shall have occurred or be continuing under the Development Agreement, the Operating Agreement or any other Building Document, but subject to the rights of the Coach Member and the Developer Parties with respect to the arbitration of disputes between or among such parties pursuant to the terms of the Development Agreement or the Operating Agreement, as applicable, any of the Guaranteed Obligations shall not have been duly paid or performed after the expiration of applicable notice and cure periods (if any), then Guarantor shall, within ten (10) Business Days of written notice and demand made by a Developer Party, pay and perform such Guaranteed Obligations. In addition to the other rights and remedies that a Developer Party may have hereunder, any Developer Party, at its option, shall have the right to undertake to pay or perform, to the extent not paid or performed by the Coach Member, the Guaranteed Obligations or any portion thereof (including the payment of costs and expenses to pay or perform any of the Guaranteed Obligations) either before or after the exercise of any other remedy of such Developer Party against the Coach Member or Guarantor. All reasonable expenditures made by a Developer Party in connection with such Developer Party’s payment or performance of any Guaranteed Obligations, with interest at the Interest Rate (as defined in the Development Agreement), shall be paid to such Developer Party by Guarantor within ten (10) Business Days after written notice and demand, by wire transfer of immediately available federal funds to an account designated by such Developer Party.

(c)          Notwithstanding anything to the contrary contained in this Guaranty, no amounts payable to any Developer Party hereunder shall duplicate any payments actually made to such or any other Developer Party in respect of the same underlying obligation under the Operating Agreement or the Development Agreement (or any other agreements or instruments executed by the Coach Member pursuant thereto). The Operating Agreement, the Development Agreement and any such other agreements and instruments executed by the parties pursuant thereto (excluding the Building C Lease and the MTA Documents) and this Guaranty shall collectively be referred to herein as the “Building Documents”.

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SECTION 2.        Nature of Guaranty. Guarantor’s liability under this Guaranty is a guaranty of payment and performance and not of collection. Each Developer Party has the right to require Guarantor to pay, comply with and satisfy its obligations and liabilities under this Guaranty, and shall have the right to proceed immediately against Guarantor with respect thereto, without being required to attempt recovery first from the Coach Member or any other Person, and without demonstrating that the Developer Parties have exercised (to any degree) or exhausted any of the Developer Parties’ rights against the Coach Member under any of the Building Documents. This Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future, including Guaranteed Obligations arising or accruing after any bankruptcy of the Coach Member or Guarantor or any sale or other disposition of any security for this Guaranty under the Building Documents.

SECTION 3.        Representations and Warranties. Guarantor hereby represents and warrants as of the date hereof as follows:

(a)          It is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland and owns a direct or indirect interest in the Coach Member.

(b)          It has the power, authority and legal right, (i) to own and operate its properties and assets, (ii) to carry on the business now being conducted, and (iii) to execute, deliver and perform its obligations under, and engage in the transactions contemplated by, this Guaranty, and it has duly authorized, executed and delivered this Guaranty.

(c)          There is no provision of any agreement or contract binding on it which would prohibit, conflict with, or in any way prevent the execution, delivery and performance of this Guaranty.

(d)          True, correct and complete copies of the certificate of incorporation and by-laws of Guarantor and each amendment thereto entered into as of the date hereof (collectively, the “Organizational Documents”) have been delivered to the Developer Parties. The Organizational Documents are not subject to any right of rescission, set-off, counterclaim or defense by any partner, member or shareholder, and no partner, member or shareholder has asserted any right of rescission, set-off, counterclaim or defense.

(e)          It has, independently and without reliance upon the Developer Parties and based on such documents and information as Guarantor has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.

(f)           It is not a Prohibited Person (as such term is defined in the Building C Lease).

(g)          There are no actions, suits or proceedings at law or in equity by or before any Government Entity now pending or, to Guarantor’s knowledge, threatened against Guarantor, any Affiliates of Guarantor or any of their respective assets, which actions, suits or proceedings, if determined against Guarantor, any such Affiliate of Guarantor or any of such assets, might reasonably be expected to materially adversely affect the financial condition of Guarantor or its ability to perform its obligations under this Guaranty.

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(h)          This Guaranty in all respects represent valid and legally binding obligations, which are enforceable against Guarantor in accordance with the terms hereof, subject only to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally.

SECTION 4.        Intentionally Omitted.

SECTION 5.       Obligations Independent. The obligations of Guarantor under this Guaranty shall be independent of, and shall not be measured or affected by, (a) the legal sufficiency or insufficiency of the Development Agreement, the Operating Agreement or any other Building Document, (b) the modification, expiration or termination of the Development Agreement, the Operating Agreement or any other Building Document (except as any modifications shall modify the Guaranteed Obligations), (c) any extension of time for performance under the Development Agreement, the Operating Agreement or any other Building Document (except as any extensions of time shall extend the time to perform the Guaranteed Obligations), (d) the terms and provisions of the Loan Documents or the sufficiency of the funds advanced to Building C Tenant or Building C Mezzanine Borrower by the Coach Lender pursuant thereto, (e) any bankruptcy, insolvency or other discharge of the Coach Member, and (f) any offsets or defenses available to the Coach Member or any other offsets or defenses to liability of Guarantor (other than any offset based on a default by the Fund Member or Developer in the payment or performance of its obligations under the Development Agreement or the Operating Agreement, as applicable, that, if disputed by Developer or the Fund Member, has been finally determined to be due and payable or required to be performed pursuant to the dispute resolution process thereunder), all of which are hereby waived.

SECTION 6.        Other Rights and Remedies. The rights of the Developer Parties under this Guaranty shall be in addition to the other rights and remedies of the Developer Parties against Guarantor, if any, under any other Building Document, or at law or in equity, and shall not in any way be deemed a waiver of any such rights.

SECTION 7.        Limitation on Obligations. Notwithstanding anything to the contrary contained herein or in any other Building Document to the contrary, the maximum liability of Guarantor under this Guaranty shall be One and 00/100 Dollar ($1.00) less than the amounts which, under applicable federal and state laws, including those relating to the insolvency of debtors, and after giving effect to all applicable rights of contribution, would result in the avoidance or illegality of the obligations of Guarantor hereunder or, if applicable, under any other Building Document. Nothing herein shall be construed to shift to the Developer Parties the burden of proof with respect to the maximum liability of Guarantor.

SECTION 8.       Survival of Obligations. The Guaranteed Obligations shall survive any termination, surrender, summary proceeding, foreclosure or other proceeding involving the Development Agreement, the Operating Agreement or any other Building Document and/or the exercise by any Developer Party of any of its remedies pursuant to the Development Agreement, the Operating Agreement or any other Building Document. The Guaranteed Obligations shall survive until performed in full, and shall be reinstated in the event that any payment made is rescinded.

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SECTION 9.        Obligations Absolute.

(a)          The obligations and liability of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, the following: (i) any amendment, modification, renewal, supplement or extension of or waiver under the Development Agreement, the Operating Agreement or any other Building Document or any obligations thereunder (except that the Guaranteed Obligations shall be deemed to be modified to the extent that any such amendment, modification, renewal, supplement, extension or waiver shall modify any obligations of the Coach Member that constitute Guaranteed Obligations); (ii) any exercise or non-exercise by any Developer Party of (or any delay in exercising) any right or privilege under the Development Agreement, the Operating Agreement or any other Building Document; (iii) any voluntary or involuntary bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or similar proceeding relating to the Coach Member or Guarantor or any of the assets belonging to either of them, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not Guarantor shall have had notice or knowledge of any of the foregoing; (iv) any release, waiver or discharge of Guarantor from liability under any of the Building Documents (other than liability under this Guaranty); (v) any subordination, compromise, settlement, release (by operation of law or otherwise), discharge, collection or liquidation of any of the Building Documents or any repossession or surrender of the Premises (as defined in the Building C Lease) under the Building C Lease; (vi) any assignment or other transfer of any or all of the Development Agreement, the Operating Agreement, the Building C Lease or the other Building Documents, in whole or in part; (vii) any acceptance of a partial performance of any of the obligations of Guarantor (except to the extent of such partial performance); (viii) any transfer of any or all of the Building, the Land or any Unit or any consent thereto; (ix) any bid or purchase at any sale of any or all of the Building, the Land or any Unit; (x) any change in the composition of the Coach Member, or any member, partner or shareholder of the Coach Member, including, without limitation, the withdrawal or removal of Guarantor from any current or future position of direct or indirect ownership, management or control of the Coach Member or such member, partner or shareholder; (xi) any failure to file or record the Building C Lease or any documents related thereto or any failure to take or perfect any security interest intended to be provided thereby; and (xii) any breach or inaccuracy of a representation, warranty or covenant made by the Coach Member, whether express or implied.

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(b)        Guarantor unconditionally waives: (i) any right to require any Developer Party to terminate the Development Agreement, the Operating Agreement or any other Building Document or to pursue any other remedy whatsoever under the Development Agreement, the Operating Agreement or any other Building Document or otherwise; (ii) any defense arising by reason of any invalidity or unenforceability of the Development Agreement, the Operating Agreement or any other Building Document or any of the respective provisions thereof; (iii) any defense based upon an election of remedies by any Developer Party, including, without limitation, any election to proceed by termination of the Development Agreement, the Operating Agreement or any other Building Document, or exercise of any other remedies of the applicable Developer Party under the Development Agreement, the Operating Agreement or any other Building Document; (iv) any defense to the recovery by any Developer Party against Guarantor of any deficiency or otherwise to the enforcement of this Guaranty (except as otherwise expressly provided herein); (v) demand, presentment for payment, notice of nonpayment or other default by the Coach Member, protest, notice of protest and all other notices of any kind, or the lack of any thereof, including, without limiting the generality of the foregoing, notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of any Developer Party, any endorser or creditor of Guarantor or any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by any Developer Party, except for notices required under this Guaranty; (vi) any right or claim of right to cause a marshaling of the assets of Guarantor; (vii) any duty on the part of any Developer Party to disclose to Guarantor any facts any Developer Party may now or hereafter know about the Building, the Land or the Coach Areas, regardless of whether any Developer Party have reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the condition of the Building, the Land and the Coach Areas and of any and all circumstances bearing on the risk that liability may be incurred by Guarantor hereunder; (viii) any lack of notice of disposition or of manner of disposition of any collateral for any Building Document or the Guaranteed Obligations; (ix) any deficiencies in the collateral for any Building Document or the Guaranteed Obligations or any deficiency in the ability of any Developer Party to collect or to obtain performance from any Persons now or hereafter liable for the payment and performance of any of the Guaranteed Obligations; and (x) any other circumstance which might otherwise constitute a defense available to a guaranty or surety, or a discharge of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, Guarantor hereby waives all rights and defenses arising out of an election of remedies by any Developer Party and all rights of subrogation or contribution, whether arising by contract or operation of law or otherwise by reason of any payment by Guarantor pursuant to the provisions hereof for so long as the obligations under the Development Agreement or any other Building Document remain outstanding (to the extent such subrogation or contribution adversely affects the exercise of any Developer Party’s rights hereunder). Furthermore, Guarantor shall not have any right of recourse against the Developer Parties or any of their respective Affiliates, or any other Developer Indemnitee, by reason of any action that any Coach Indemnitee may take or omit to take under the provisions of this Guaranty, the Development Agreement or, if applicable, any other Building Document, except as set forth in such Building Document or to the extent such action or omission constitutes gross negligence or willful misconduct, and provided that nothing in this Guaranty shall limit any rights or remedies of Guarantor or any of its Affiliates under the Development Agreement, the Operating Agreement or any other Building Document in the event of any default thereunder or violation of the terms thereof by the applicable Developer Party.

SECTION 10.      Intentionally Omitted.

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SECTION 11.     Release of Guaranty. Subject to the provisions of Section 24 regarding reinstatement of Guaranteed Obligations, Guarantor shall be released and discharged from all liability for the Guaranteed Obligations under this Guaranty at such time as (a) all of the Guaranteed Obligations have been satisfied in full, and (b) all reasonable costs and expenses incurred by the Developer Parties with respect to the enforcement of the Guaranteed Obligations, including enforcement undertaken directly against the Coach Member pursuant to the Building Documents with respect to obligations which are the subject of this Guaranty (where such enforcement is brought either against Guarantor or in a combined action against Guarantor and the Coach Member) shall have been paid in full. Upon satisfaction of the Guaranteed Obligations and the conditions set forth in this Section 11, at the request of Guarantor, the Developer Parties will deliver a written instrument evidencing the termination of this Guaranty and the release of Guarantor of all obligations hereunder in form and substance reasonably satisfactory to the Developer Parties and Guarantor, which release shall be subject to reinstatement as provided in Section 24.

SECTION 12.      Subordination.

(a)          All indebtedness, liabilities and obligations of the Coach Member to Guarantor (including, without limitation, any obligation of the Coach Member arising out of any payment or performance by Guarantor hereunder) and all indebtedness, liabilities and obligations of any member, partner or shareholder of the Coach Member to Guarantor (“Subordinated Debt”), whether secured or unsecured and whether or not evidenced by any instrument, now existing or subsequently created or incurred, are and shall be subordinate and junior in right of payment to the Guaranteed Obligations.

(b)          If any payment or distribution or security, or any proceeds of any of the foregoing, (i) is collected or received by Guarantor in respect of any Subordinated Debt or in respect of any obligation of any member, partner or shareholder of the Coach Member to make any capital contribution to the Coach Member, and (ii) is not expressly permitted under the provisions of this Guaranty, then Guarantor shall immediately turn over such payment, distribution, security or proceeds to the Developer Parties in the form received, and, until so turned over, the same shall be deemed to be held in trust by Guarantor as the property of the Developer Parties.

SECTION 13.      Recourse; Exculpation.

(a)          Guarantor’s liability hereunder shall be fully recourse and shall not be subject to, limited by or affected in any way by any non-recourse provisions contained in the Development Agreement, the Operating Agreement or any other Building Document. Guarantor hereby acknowledges that it is the intent of the Developer Parties to create separate obligations of Guarantor hereunder which can be enforced against Guarantor without regard to the existence of any other Building Document or the rights, liens or security interests created therein. Guarantor agrees that the agreements made and given in this Guaranty are separate from, independent of and in addition to the undertakings under any other guaranty now existing or hereafter made by Guarantor in favor of any other Person with respect to any of the Guaranteed Obligations (“Other Guaranties”). Guarantor agrees that a separate action may be brought to enforce the provisions of this Guaranty which shall in no way be deemed to be an action on any of the Other Guaranties, the Development Agreement, the Operating Agreement or any other Building Document.

(b)          The Developer Parties shall not be required (and Guarantor hereby waives any rights that Guarantor may have to require any Developer Party), in order to enforce the obligations of Guarantor hereunder, first to (i) institute any suit or exhaust any remedies against the Coach Member or any other Person liable under the Development Agreement, the Operating Agreement or any other Building Document, (ii) enforce any Developer Party’s rights against any other guarantors of the Guaranteed Obligations, (iii) enforce any Developer Party’s rights against any collateral which shall ever have been given to secure the Development Agreement, the Operating Agreement or any other Building Document, (iv) join the Coach Member or any other Person liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, or (v) resort to any other means of obtaining payment of the Guaranteed Obligations. The Developer Parties shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

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(c)          Guarantor shall have no right of recourse against any Developer Party by reason of any enforcement action any Developer Party may take or omit to take under the provisions of this Guaranty or any of the Building Documents in connection with the enforcement of the Guaranteed Obligations in compliance with law and with such Building Documents.

(d)          No personal liability shall be asserted, sought or obtained by any Developer Party under this Guaranty or enforceable by any Developer Party under this Guaranty against (i) any Affiliate of Guarantor, (ii) any Person owning, directly or indirectly, any legal or beneficial interest in Guarantor or any Affiliate of Guarantor or (iii) any direct or indirect partner, member, principal, officer, beneficiary, trustee, advisor, shareholder, employee, agent, Affiliate or director of any Persons described in clauses (i) and (ii) above (collectively, the “Exculpated Parties”), and none of the Exculpated Parties shall have any personal liability in respect of any of the Guaranteed Obligations or any other liabilities and obligations of Guarantor under this Guaranty. Nothing in this Section 13(d) shall derogate from or reduce the rights of any Developer Party in respect of any separate undertakings or agreements given in connection herewith.

SECTION 14.      Independent Actions. Guarantor waives any right to require that any action be brought by any Developer Party against any other Person, or that any other remedy under the Development Agreement, the Operating Agreement or any other Building Document be exercised. Any Developer Party may, at its option, proceed against Guarantor in the first instance to collect monies when due or obtain performance under this Guaranty, without first resorting to the Development Agreement, the Operating Agreement or any other Building Document or any remedies thereunder.

SECTION 15.      Assignment.

(a)          Guarantor may not assign any of its rights and obligations under this Guaranty without the prior written consent of the Fund Member, which consent may be granted or withheld by the Coach Member in its sole and absolute discretion.

(b)          Subject to the provisions of the Building Documents, Guarantor acknowledges and agrees that the Developer Parties (or any Developer Party) shall have the right, upon notice to Guarantor but without Guarantor’s consent, to assign, transfer, sell, lease, negotiate, pledge, grant or otherwise hypothecate all or any portion of its or their rights in and to the Fund Member Units, the Development Agreement, the Operating Agreement or any other Building Documents and/or this Guaranty to any permitted transferee of its interest under and in accordance with the terms of the Development Agreement, the Operating Agreement or such Building Document, and no such assignment, transfer, sale, lease, negotiation, pledge, grant or hypothecation and/or transfer of the Developer Parties’ (or any Developer Party’s) rights thereunder or hereunder, shall in any way impair or affect, or constitute a defense to, Guarantor’s liability under this Guaranty.

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SECTION 16.      Successors and Assigns Included in Parties. Whenever in this Guaranty any of Guarantor, the Coach Member or any Developer Party is named or referred to, the heirs, legal representatives, successors and permitted assigns of such Person shall be included and all covenants and agreements contained in this Guaranty by or on behalf of Guarantor shall bind and inure to the benefit of their respective heirs, legal representatives, successors and permitted assigns, whether so expressed or not.

SECTION 17.      Number and Gender. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used herein, it shall equally include the other.

SECTION 18.      Computation of Time Periods. In this Guaranty, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means both “from and including” and the words “to” and “until” both mean “to but excluding”.

SECTION 19.      Notices.

(a)          Any request, notice, report, demand, approval or other communication (each, a “Notice”) permitted or required by this Guaranty to be given or furnished shall be in writing signed by the party giving such Notice and shall be delivered (x) by hand (with signed confirmation of receipt), (y) by nationally or internationally recognized overnight mail or courier service (with signed confirmation of receipt) or (z) by facsimile transmission (with a confirmation copy delivered in the manner described in clause (x) or (y) above). All such Notices shall be deemed delivered, as applicable: (i) on the date of the personal delivery or facsimile (as shown by electronic confirmation of transmission) if delivered by 5:00 p.m., and if delivered after 5:00 p.m. then on the next business day; or (ii) on the next business day for overnight mail.

(b)          Any party may change the entity, address or the attention party to which any Notice is to be given, by furnishing written Notice of such change to the other parties in the manner specified above. Rejection or refusal to accept, or inability to deliver because of changed address or because no notice of changed address was given, shall be deemed to be receipt of any such notice.

(c)          Notices directed to a party shall be delivered to the parties at the addresses set forth below or at such other address or addresses as may be supplied by written Notice given in conformity with the terms of this Section 19:

if to Guarantor:

Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Todd Kahn
Facsimile: (212) 629-2398

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with a copy to each of the following:

Coach, Inc.
516 West 34th Street
New York, New York 10001
Attention: Mitchell L. Feinberg
Facsimile: (212) 629-2298

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Jonathan L. Mechanic and Harry R. Silvera, Esqs.
Facsimile: (212) 859-4000

if to any of the Developer Parties:

c/o The Related Companies, L.P.
60 Columbus Circle, 19th Floor
New York, New York 10023
Attention: Jeff T. Blau and L. Jay Cross
Facsimile: (212) 801-3540

with a copy to each of the following:

The Related Companies, L.P.
60 Columbus Circle
New York, New York 10023
Attention: Richard O’Toole, Esq.
Facsimile: (212) 801-1036

The Related Companies, L.P.
60 Columbus Circle
New York, New York 10023
Attention: Amy Arentowicz, Esq.
Facsimile: (212) 801-1003

Oxford Properties Group
Royal Bank Plaza, North Tower
200 Bay Street, Suite 900
Toronto, Ontario M5J 2J2 Canada
Attention: Chief Legal Counsel
Facsimile: (416) 868-3799

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and, if different than the address set forth above, to the address posted from time to time as the corporate head office of Oxford Properties Group on the website www.oxfordproperties.com to the attention of the Chief Legal Counsel (unless the same is not readily ascertainable or accessible by the public in the ordinary course)

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Stuart D. Freedman, Esq.
Facsimile: (212) 593-5955

The attorney for any party may send notices on that party’s behalf.

SECTION 20.      Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed solely within such State.

SECTION 21.      Consent to Jurisdiction; Waiver of Jury Trial. Guarantor hereby irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty shall be brought in the courts of record of the State of New York in New York County or the courts of the United States, Southern District of New York; (b) consents to, and waives any and all personal rights under the laws of any state or the United States to object to, the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts. In furtherance of such agreement, Guarantor hereby agrees, upon request of any Developer Party, to discontinue (or allow to be discontinued) any such suit, action or proceeding pending in any other jurisdiction or court. Nothing contained herein, however, shall prevent any Developer Party from bringing any suit, action or proceeding or exercising any rights against any security or against Guarantor, or against any property of Guarantor, in any other state or court. Initiating such suit, action or proceeding or taking such action in any state shall in no event constitute a waiver of the agreement contained herein that the laws of the State of New York shall govern the rights and obligations of Guarantor and the Developer Parties hereunder or thereunder or the submission herein or therein by Guarantor to personal jurisdiction within the State of New York. Guarantor hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by service of copies of such process to Guarantor at its address provided herein. Nothing in this Section 21, however, shall affect the right of any Developer Party to serve legal process in any other manner permitted by law. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR AND EACH DEVELOPER PARTY HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS GUARANTY OR ANY CONDUCT, ACT OR OMISSION OF GUARANTOR OR ANY DEVELOPER PARTY, OR ANY OF ITS RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, ATTORNEYS OR AFFILIATES, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. The waivers contained in this Section 21 are given knowingly and voluntarily by Guarantor and each Developer Party, as the case may be, and, with respect to the waiver of jury trial, are intended to encompass individually each instance and each issue as to which the right to a trial by jury would otherwise accrue. Each Developer Party and Guarantor is hereby authorized to file a copy of this Section 21 in any proceeding as conclusive evidence of these waivers.

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SECTION 22.      Invalid Provisions to Affect No Others. If fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained operates or would prospectively operate to invalidate this Guaranty in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Guaranty shall remain operative and in full force and effect to the fullest extent permitted by law.

SECTION 23.      No Waiver. No failure or delay on the part of any Developer Party to exercise any power, right or privilege under this Guaranty shall impair or be construed to be a waiver of any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege.

SECTION 24.      Reinstatement of Guaranteed Obligations. If at any time all or any part of any payment made by the Coach Member or Guarantor or received by any Developer Party from the Coach Member or Guarantor under or with respect to the Guaranteed Obligations and/or this Guaranty is or may be voided in bankruptcy proceedings as a preference or for any other reason, or shall at any time be required to be restored or returned by any Developer Party upon the insolvency, bankruptcy or reorganization of the Coach Member or Guarantor, or for any other reason, then the obligations of Guarantor hereunder shall, to the extent of the payment voided, rescinded or returned, be deemed to be reinstated and to have continued in existence, notwithstanding such previous payment made by the Coach Member or Guarantor, or receipt of payment by any Developer Party, and the obligations of Guarantor hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by the Coach Member or Guarantor had never been made.

SECTION 25.       Time of the Essence. Time is of the essence with respect to the performance by Guarantor of its obligations hereunder.

SECTION 26.       Successive Actions. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

SECTION 27.       Headings. The headings of the Sections and subsections of this Guaranty are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

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SECTION 28.       Waiver. Guarantor hereby covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against the Coach Member, Guarantor shall not seek a supplemental stay pursuant to the United States Bankruptcy Code or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of any of the Developer Parties to enforce its rights against Guarantor by virtue of this Guaranty or otherwise.

SECTION 29.       Amendments. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only by instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 30.      Counterparts. This Guaranty may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and such counterparts shall constitute but one and the same instrument and shall be binding upon each party hereto as fully and completely as if all had signed but one instrument. The exchange of copies of this Guaranty, any signature pages required hereunder or any other documents required or contemplated hereunder by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of such signature pages and may be used in lieu of the original signature pages for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 31.      Entire Agreement. This Guaranty embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, whether oral or written, relating to the subject matter hereof, except as specifically agreed to the contrary.

SECTION 32.      Remedies of Guarantors. In the event that a claim or adjudication is made that a Developer Party has acted unreasonably or has unreasonably delayed acting in any case where by law or under this Guaranty such Developer Party has an obligation to act reasonably or promptly, the Developer Parties shall not be liable for any monetary damages, and Guarantor’s remedies shall be limited to injunctive relief or declaratory judgment.

SECTION 33.      Approval Standard. In any circumstance where this Guaranty specifies that the approval or consent of a Developer Party must be given, or that any matter or circumstance must be satisfactory or acceptable to a Developer Party, then unless expressly set forth to the contrary, or unless such Developer Party expressly agrees hereunder to be reasonable, such approval or consent or such determination of satisfaction or acceptability, shall be within the sole and absolute discretion of the such Developer Party.

SECTION 34.      Statute of Limitations. Guarantor hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment or performance of its obligations hereunder.

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SECTION 35.      Confidentiality. Each of the Developer Parties and Guarantor, and their respective partners, principals, members, owners, shareholders, attorneys, agents, employees and consultants (and their respective successors and assigns), will treat the terms of this Guaranty and all confidential information disclosed to the Developer Parties by Guarantor as confidential, giving it the same care as its own confidential information and make no use of any such disclosed confidential information not independently known to it, except (a) in connection with the transactions contemplated hereby, (b) to the extent legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose the same, or (c) to the extent required by any federal, state, local or foreign laws, or by any rules or regulations of the United States Securities and Exchange Commission (or its equivalent in any foreign country) or any domestic or foreign public stock exchange or stock quotation system, that may be applicable to Guarantor or any of its direct or indirect constituent owners or Affiliates. Notwithstanding the foregoing, the terms hereof may be disclosed by any Developer Party or Guarantor to (i) its accountants, attorneys, employees, agents, actual and potential transferees, investors and lenders, and others in privity with such party to the extent reasonably necessary for such party’s business purposes or in connection with a dispute hereunder, (ii) the MTA, and (iii) any Construction Lender or any lender providing financing to the Fund Member or any Developer Party or its Affiliates, which financing shall be secured by the Fund Member Units or any direct or indirect interests therein.

SECTION 36.      Joint and Several Liability. If more than one Person executes this Guaranty, the obligations of those Person under this Guaranty shall be joint and several. A Developer Party may, in its sole and absolute discretion, (a) bring suit against Guarantor, or any one or more of the Persons comprising Guarantor, jointly and severally, or against any one or more of them; (b) compromise or settle with any one or more of the Persons comprising Guarantor for such consideration as such Developer Party may deem proper; (c) release one or more of the Persons comprising Guarantor from liability; and (d) otherwise deal with Guarantor or any one or more of them, in any manner, and no such action shall impair the rights of the Developer Parties to collect from Guarantor any amount guaranteed by Guarantor under this Guaranty.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

COACH, INC.,
a Maryland corporation

By:		/s/ Todd Kahn
Name: Todd Kahn
Title: Executive Vice President and General Counsel

For purposes of agreeing to Sections 12, 13 and 35 hereof:

ERY DEVELOPER LLC,
a Delaware limited liability company

By:		/s/ L. Jay Cross
Name: L. Jay Cross
Title: President

PODIUM FUND TOWER C SPV LLC,
a Delaware limited liability company

By:		Podium Fund REIT LLC,
a Delaware limited liability company,
its Managing Member

	By:	/s/ L. Jay Cross
Name: L. Jay Cross
Title: President

Signature Page to Guaranty Agreement

Acknowledgments

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On the 1st day of April, 2013, before me, the undersigned, a Notary Public in and for the said State of New York, personally appeared Todd Kahn, personally known to me or who proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or person upon behalf of which the individual acted, executed the instrument.

/s/ Elizabeth Ashley Roy
Notary Public
(Seal)

My commission expires: December 17, 2016

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On the 9th day of April, 2013, before me, the undersigned, a Notary Public in and for the said State of New York, personally appeared L. Jay Cross, personally known to me or who proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or person upon behalf of which the individual acted, executed the instrument.

/s/ Allison Eggleston
Notary Public
(Seal)

My commission expires: January 5, 2016

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On the 9th day of April, 2013, before me, the undersigned, a Notary Public in and for the said State of New York, personally appeared L. Jay Cross, personally known to me or who proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or person upon behalf of which the individual acted, executed the instrument.

/s/ Allison Eggleston
Notary Public
(Seal)

My commission expires: January 5, 2016